Exhibit 99.1

Corporate Headquarters: 1526 Cole Boulevard Suite 300 Golden, Colorado 80401 Telephone: 303-233-3500 Facsimile: 303-235-4399 website: www.acttel.com

FOR IMMEDIATE RELEASE:	News
March 19, 2007	ACTT.OB

ACT TELECONFERENCING ANNOUNCES NEW

STRATEGIC INITIATIVE AND MANAGEMENT CHANGES

DENVER – ACT Teleconferencing, Inc. (OTC: BB ACTT), an independent worldwide provider of audio, video and web-based conferencing products and services, announced today the reorganization of its senior management suite. Gene Warren stepped down from his CEO and director posts today to become the Company’s Head of Strategic Initiatives. Mark Kelly, ACT’s Chief Technology Officer, will assume the role of Chief Operating Officer with responsibility for technology and operations. Ken Knopp, the company’s former Vice President of Operations, left the Company today to pursue other interests.

Mr. Warren stated, “We have been addressing the Company’s challenges in order of priority since our financial restructuring in 2005. I am very proud of the success my team has had in returning the Company to profitability in this timeframe. With a renewed platform in place, I now believe our most urgent focus should be building new strategic alliances for the Company, and I intend to dedicate my full energy to this crucial initiative.” Mr. Warren added, “Building partnerships with keystone clients is what built value at ACT historically, and I view renewing these efforts as the critical path item for the Company’s continued success.” Peter Salas, Chairman of the Board of Directors, noted, “With operations much improved, I believe the Company is ready for its next challenge. We are now asking Gene to dedicate himself to building strategic partnerships worthy of the new platform. We are very pleased that Gene is taking on this important initiative, but at the same time recognize that it will require his full attention. Accordingly, Gene is allocating his managerial and administrative duties to other officers, so that he can dedicate himself entirely to this new push. We have every confidence that he will succeed.”

Mr. Salas added, “In reviewing our operational improvements, it is clear that Mark Kelly, in particular, has been a very strong contributor to our successful restructuring. He has proven that he can manage the operational side of the business, and so we have promoted him to COO. We look forward to his continuing success in this new role.”

About ACT Teleconferencing

Established in 1990, ACT Teleconferencing, Inc. is a leading independent worldwide provider of audio, video and web-based conferencing products and services to corporations, educational organizations and governments worldwide. ACT’s integrated global audio and video conferencing platforms provide uniform international services, customized uniform billing, managed services and local language services. The Company’s headquarters are located in Denver, Colorado, with operations in Australia, Belgium, Canada, France, Germany, Hong Kong, Singapore, the U.K. and the U.S., with several virtual locations, including Japan, China, Taiwan, Indonesia, Spain, Sweden, Switzerland, Russia, Poland and South Africa.

Forward Looking Statements: Matters discussed in this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology, such as, may, should, expect, plan, intend, anticipate, believe, estimate, predict, potential or continue, the negative of such terms, or other comparable terminology. These statements are only predictions. Actual events or results may differ materially from the events or results indicated in any forward-looking statements. In evaluating these statements, you should specifically consider various factors, including the “Risk Factors” included in our Form 10-KSB filed for the year ended December 31, 2005.

Contact:

ACT Teleconferencing, Inc.

Liza Kaiser

Phone: 303-233-3500, Email: lkaiser@acttel.com

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